19, 1997 by NRG Energy for the benefit of Cogen, LLC.



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                                                 Exhibit 10.27.17





                        Limited Guaranty


     This Limited Guaranty (this "Guaranty") is made on this 19th day of September, 1997, by NRG Energy, Inc., a Delaware corporation, with its principal offices located at 1221 Nicollet Mall, Minneapolis, Minnesota (the "Guarantor") for the benefit of NRG (Morris) Cogen, LLC, a Delaware limited liability company with its principal offices located at 1221 Nicollet Mall, Minneapolis, Minnesota (the "Principal"). Guarantor and Principal are sometimes collectively referred to as the "Parties" and individually as a "Party."

                        R E C I T A L S

     WHEREAS, Principal is in the process of developing a nominal
117 megawatt gas-fired cogeneration project (the "Project") at the Morris, Illinois, chemical production facility owned by Millennium Petrochemicals Inc.; and

     WHEREAS, Principal intends to contract with NRG Morris Operations Inc. (the "Operator"), an affiliate of Guarantor, pursuant to that certain Operation and Maintenance Agreement dated as of September 19, 1997 (the "O&M Agreement") for the operation and maintenance of the Project; and

     WHEREAS, in order to induce Principal to enter into the Operation and Maintenance Agreement with Operator, Guarantor is prepared to provide a limited guaranty of certain of Operator's obligations thereunder; and

     WHEREAS, Principal acknowledges that this is a limited guaranty of Operator's obligations based on the terms set out herein; and

     WHEREAS, unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to such terms in the O&M
Agreement;

          NOW, THEREFORE, in consideration of the O&M Agreement between Principal and Operator and the covenants of the Parties contained herein, Guarantor hereby covenants with Principal as follows:

     1. Scope and Effective Date of Guaranty. Guarantor hereby guaranties to Principal the payment by Operator when due of up to a maximum of one million two hundred thousand dollars ($1,200,000) in liquidated damages potentially owed by Operator to Principal under Sections 8.1 and/or 8.2 of the O&M Agreement (the "Guarantied Obligations"). No more than four hundred thousand dollars ($400,000) of such damages shall be guarantied by Guarantor in any Operating Year. No other obligations of Operator under the O&M Agreement are covered by this Guaranty. This Guaranty shall become effective and enforceable upon the Effective Date under the O&M Agreement.

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     2.   Failure of Operator to pay Liquidated Damages.  If
          Operator (unless relieved from its obligation to pay liquidated damages under Sections 8.1 and/or 8.2 of the O&M Agreement by statute or by the decision of an arbitration panel or tribunal of competent jurisdiction) shall in any respect fail to pay liquidated damages owed to Principal under Sections 8.1 and/or 8.2 of the O&M Agreement, then Guarantor will, upon receipt of notice that such damages are due and of Operator's failure to pay same, pay such amounts, up to a maximum of four hundred thousand dollars ($400,000) in any Operating Year, and up to a maximum of one million two hundred thousand dollars ($1,200,000) during the term of the O&M Agreement. Payment shall be by wire transfer in immediately available funds to an account designated by Principal, or Principal's Lender. Payment will be made within ten (10) Business Days of receipt of notice by Guarantor or in the event that Operator disputes such damages, within ten (10) Business Days of a final decision of the arbitration panel established pursuant to Article XIII of the O&M Agreement. In the event Operator disputes such damages, and pursues dispute resolution proceedings pursuant to such Article XIII with due diligence, Guarantor shall have no obligation to Principal until the final decision of the arbitration panel is issued.

     3. Modifications to the O&M Agreement. The Guarantor shall not be discharged or released from, and its liability shall not be affected under this Guaranty, by any arrangement which may be made between Operator and the Principal or by any forbearance by the Principal whether as to payment, time of performance or by anything else which might otherwise have any such effect at law or in equity. Operator is expressly authorized to amend, supplement, or otherwise modify the O&M Agreement, waive compliance by the Principal with the terms thereof, and settle or compromise any of the Guarantied Obligations without notice to the Guarantor, and without in any manner affecting the absolute liabilities of the Guarantor hereunder.

     4. Nature of Guaranty. This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of payment of the Guarantied Obligations, and the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment in full of the Guarantied Obligations. No notice of the Guarantied Obligations to which this Guaranty may apply, or any renewal or extension thereof, need be given to the Guarantor, and none of the foregoing acts shall release the Guarantor from liability hereunder. The Guarantor hereby expressly waives (a) demand of payment, presentment, protest, or notice of dishonor for non-payment of the Guarantied Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; and (c) all other notices and demands of any kind and description relating to the Guarantied Obligations now or hereafter provided for by any agreement, statute, law, rule, or regulation. The Guarantor shall not be exonerated with respect to the Guarantor's liabilities under this Guaranty by any act or thing except irrevocable payment of the Guarantied

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          Obligations, it being the purpose and intent of this
          Guaranty that covenants, agreements, and all obligations of the Guarantor hereunder be absolute, unconditional, and irrevocable. No invalidity, irregularity, or unenforceability of all or any part of the Guarantied Obligations shall affect, impair, or be a defense of this Guaranty. The liabilities of the Guarantor herein shall not be affected or impaired by any failure, delay, neglect or omission on the part of Principal to realize upon any of the Guarantied Obligations of Operator to the Principal nor by the taking by Principal of (or the failure to take) any other guaranty or guaranties to secure the Guarantied Obligations, nor by the taking by the Principal (or the failure to take or the failure to perfect any security interest in or other lien on) of collateral or security of any kind. No act or omission of the Principal, whether or not such action or failure to act varies or increases the risk, or affects the rights or remedies, of the Guarantor, shall affect or impair the obligations of the Guarantor hereunder. The Guarantor acknowledges that this Guaranty is in effect and binding as of the Effective Date without reference to whether this Guaranty is signed by any other person, that possession of this Guaranty by Principal shall be conclusive evidence of due delivery hereof by the Guarantor and that this Guaranty shall continue in full force and effect notwithstanding the release of or extension of time provided to any other guarantor of the Guarantied Obligations or any part thereof.

     5. Waiver of Subrogation and Contribution Rights. Prior to the irrevocable payment in full of the Guarantied Obligations hereunder, the Guarantor waives all rights of subrogation to any of the rights of Principal against Operator, and the Guarantor waives all rights to seek any recourse against, or contribution or reimbursement from, Operator in respect of payments made by the Guarantor hereunder.

     6.   Set Aside of Payments made by Operator to Principal.
          If any payment received by the Principal and applied to the Guarantied Obligations is subsequently set aside, recovered, rescinded, or required to be returned for any reason (including without limitation, the bankruptcy, insolvency or reorganization of Operator), the Guarantied Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Guarantied Obligations as fully as if such application had never been made. References in this Guaranty to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded, or required to be returned for any reason.

     7. Effect of Bankruptcy Proceedings involving Operator. The Guarantor expressly agrees that the liabilities and Guarantied Obligations of the Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against Operator of any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Guarantied Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge, or otherwise affect in any way the obligations of the Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against the Guarantor.

     8. Reimbursement of Certain Expenses of Principal. The Guarantor will pay or reimburse the Principal on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Principal arising out of or in connection with the enforcement of this Guaranty against the Guarantor or arising out of or in connection with any failure of the Guarantor to fully and timely perform the obligations of the Guarantor hereunder.

     9. Representations and Warranties of Guarantor. Guarantor represents and warrants to Principal as follows: (a) Guarantor is a corporation duly formed, validly existing, and in good standing under the laws of Delaware; (b) Guarantor has the requisite power and authority to execute, deliver and perform the terms and provisions of this Guaranty, (c) the execution, delivery, and performance of this Guaranty have been duly authorized and approved by Guarantor, and no other authorizations, approvals, or consents are required in order for this Guaranty to constitute a binding and enforceable legal obligation of the Guarantor; (d) the execution of this Guaranty by Guarantor and the performance of Guarantor's obligations under this Guaranty will not conflict with, or result in a breach of or default under any agreement, contract, or covenant to which Guarantor is a party or by which Guarantor is bound; and (e) this Guaranty, as executed, constitutes the binding legal obligation of Guarantor that is enforceable in accordance with its terms and conditions, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

     10. Assignment. This Guaranty may not be assigned by Guarantor without the express prior written approval of Principal. This Guaranty may not be assigned by Principal without the express prior written consent of Guarantor; provided, however, that Principal may assign this Guaranty, without the consent of Guarantor, as collateral for financing for the cogeneration Project which is the subject of the O&M Agreement. Guarantor agrees to execute any consent to assignment which may be reasonably requested by Principal's Lenders.

     11. Successors and Permitted Assigns. This Guaranty shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties.

     12. Waivers and Amendments. This Guaranty may be waived, modified or amended only by a writing signed by the Principal and Guarantor. A waiver so signed shall

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          be effective only in the specific instance and for the
          specific purpose given.

     13. Expiration of Guarantee. This Guaranty shall expire upon the earliest of (a) the payment by the Guarantor of the maximum amount of Guarantied Obligations set forth in Section 1 above; (b) expiration of the term of the O&M Agreement if no claim has been made by Principal against Guarantor prior to such expiration; or (c) delivery by Operator to Principal of a letter of credit or substitute guaranty, in each case in form and substance satisfactory to Principal, in an amount equal to the remaining obligation of Guarantor hereunder. No extension of this Guaranty shall be effective unless evidenced by written amendment signed by Guarantor.

     14. Governing Law. This Guaranty shall in all respects be governed by the laws in force in the state of Minnesota except with regard to such state's choice of law provisions, and the Guarantor hereby submits to the personal jurisdiction of the state and federal courts of the state of Minnesota, and waives any defense based on improper venue or forum non-conveniens. Guarantor agrees to accept service of process by certified mail in any enforcement proceedings.

     15. Notices. All notices and other communications required or permitted by this Guaranty shall become effective when delivered (including by messenger or courier) or when received by facsimile or such other method of telecommunication as is capable of creating a writing. All notices and other communication shall be forwarded to the Parties at the following addresses, or facsimile numbers, or at such substitute addresses, or substitute facsimile numbers as the Party may designate by written notice to the other Party in the manner specified herein:

          If to Principal:    NRG (Morris) Cogen, LLC
                         1221 Nicollet  Mall
                         Minneapolis, Minnesota
                         Facsimile: 612-373-5430
                         Attention: President


          If to Guarantor:    NRG Energy, Inc.
                         1221 Nicollet  Mall
                         Minneapolis, Minnesota
                         Facsimile: 612-373-5392
                         Attention: General Counsel

     16. Severability. In the event that any provision of this Guaranty is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforcibility of the remaining provisions shall not be affected thereby.

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     IN WITNESS WHEREOF, the Guarantor has duly signed this
Limited Guaranty as of the date and year first above written.



                              NRG Energy, Inc.

                              By:/s/ Craig Mataczynski
                                 Name:  Craig Mataczynski
                                 Title: Vice President